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FILED                                                    Filing Fee:
IN THE OFFICE OF THE                                     Receipt #:
SECRETARY OF STATE OF THE Articles of Incorporation
STATE OF NEVADA              (PURSUANT TO NRS 78)
                               STATE OF NEVADA
NOV 10 1998                   Secretary of State
No. C26175-98
Dean Heller
DEAN HELLER, SECRETARY OF STATE


(For filing office use)                         (For filing office use)
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IMPORTANT:  Read instructions on reverse side before completing this form.
                          TYPE OR PRINT (BLACK INK ONLY)

1.   NAME OF CORPORATION: Crossnet Ventures, Inc.

2.   RESIDENT AGENT: (designated resident agent and his STREET
ADDRESS in Nevada where process may be served)

Name of Resident Agent: 	Michael A. Cane

Street Address: 101 Convention Center Dr., Suite 1200, Las Vegas, NV 89109
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                Street No.   Street Name               City          Zip

3.	SHARES: (number of shares the corporation is authorized to issue)
Number of shares with par value:  100 Million   Par value: $ .001
                                  No. without par value: _________
4.   GOVERNING BOARD: shall be styled as (check one):
      X        Directors  ______ Trustees
The FIRST BOARD OF DIRECTORS shall consist of     1     member(s) and
the names and addresses are as follows:
Logan Anderson              Locavia Condominium, Unit 45, Seven Mile Beach
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Name                        Address

                            Cayman Islands, British West Indies
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                            City/State/Zip
5.	PURPOSE: (optional) :  The purpose of the corporation shall be:

6.  OTHER MATTERS: This form includes the minimal statutory
requirements to incorporate under NRS 78.  You  may attach
additional information pursuant to NRS 78.037 or any other
information you deem appropriate.   If any of the additional
information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 0.

7.	SIGNATURES OF INCORPORATORS:  The names and addresses of each of the incorporators signing the articles.

Michael A. Cane
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Name (print)
P.O. Box 12927, Las Vegas, NV 89112
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Address              City/State/Zip
/S/ Michael A. Cane
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Signature
State of Nevada, County of Clark
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This instrument was acknowledged before me on
November 2, 1998 by
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Michael A. Cane
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Name of Person
as incorporator of Crossnet Ventures, Inc.
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/S/Lorrie A. Azure
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Notary Public Signature
(affix notary stamp or seal)

 /s/ NOTARY PUBLIC
 STATE OF NEVADA
 COUNTY OF CLARK
 LORRIE A. AZURE

8.   CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

I, Michael A. Cane hereby accept appointment as Resident
Agent for the above named corporation.
/S/ Michael A. Cane                      11-2-98
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Signature of Resident Agent              Date